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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S- 3) and related Prospectus of Theravance, Inc. for the registration of its debt securities, common stock and warrants and to the incorporation by reference therein of our reports dated February 24, 2009, with respect to the consolidated financial statements of Theravance, Inc. and the effectiveness of internal control over financial reporting of Theravance, Inc., included in its Annual Report (Form 10- K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
July 21, 2009

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM